EXHIBIT 4

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                               THE CIT GROUP, INC.
                             SAVINGS INCENTIVE PLAN

                             As Amended and Restated
                         Effective as of January 1, 2001

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                               THE CIT GROUP, INC.
                             SAVINGS INCENTIVE PLAN

                                TABLE OF CONTENTS
                                -----------------

Article                                                                     Page
-------                                                                     ----

I      Purpose .............................................................   2

II     Definitions .........................................................   3

III    Participation .......................................................   8

IV     Employer Contributions ..............................................   9

V      Member Contributions ................................................  11

VI     Limitations on Contributions ........................................  12

VII    Investment of Contributions and Valuation of Accounts ...............  16

VIII   Distributions .......................................................  18

IX     Designation of Beneficiaries ........................................  22

X      In-Service Withdrawals ..............................................  23

XI     Loans ...............................................................  25

XII    Administration of the Plan ..........................................  27

XIII   Termination of Employer Participation ...............................  30

XIV    Amendment or Termination of the Plan and Trust ......................  31

XV     General Limitations and Provisions ..................................  33

XVI    Top Heavy Provisions ................................................  35

       MEMORANDUM TO PLAN SECTIONS 2.41 AND 3.1 ............................  38

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                                    ARTICLE I

                                     PURPOSE

      THE CIT GROUP, INC. (the "Company") adopted The CIT Group, Inc. Savings Incentive Plan (the "Plan"), initially effective as of April 1, 1990. The purpose of the Plan is to provide retirement benefits to eligible employees and their beneficiaries, all as set forth herein and in the trust adopted as a part of this Plan.

      Prior to April 1, 1990, the Company was a participating company in the Employees' Savings Incentive Plan of Manufacturers Hanover Trust Company and Certain Affiliated Companies (the "Prior Plan"). The Company ceased being a participating company in the Prior Plan on March 31, 1990. Effective April 1, 1990, the Company adopted the Plan and provided for the transfer of assets and liabilities from the Prior Plan to the Plan with respect to employees of the Company who were members of the Prior Plan.

      The Plan is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Trust established thereunder is intended to meet the requirements of Code Section 501(a). The Plan contains a cash or deferred arrangement intended to meet the requirements of Code Sections 401(k) and 401(m). The IRS has determined that the Plan and its Trust meet the requirements for qualification and tax-exemption under Sections 401(a), 401(k), 401(m) and 501(a) of the Code. The Plan was amended and restated effective January 1, 1994 and again effective January 1, 1999 to conform to the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 and other applicable laws and to reflect certain administrative and conforming amendments.

      Subsequent to the purchase of Newcourt Credit Group Inc., the Plan was amended and restated to reflect the merger of the Newcourt Credit Group Inc. Savings and Investment Plan into The CIT Group, Inc. effective January 1, 2001. The Plan, and its Trust, are intended to continue to qualify as a plan and trust which meet the requirements for qualification and tax-exemption under Sections 401(a), 401(k), 401(m) and 501(a) of the Code, or any other applicable provisions of law including, without limitation, the Employee Retirement Income Security Act of 1974, as now in effect or hereafter amended. Accordingly, notwithstanding the general effective date of this restatement, the following Plan sections, as amended, shall be effective as indicated below.

      Section                                      Effective Date
      -------                                      --------------

      16.1 and 16.3                                April 1, 1992
      2.16, 2.18, 2.20, 2.21 and 8.7               January 1, 1993
      8.8                                          August 1, 1993
      2.42 and 15.9                                December 12, 1994
      2.14, 2.30, 2.34, 6.3, 6.4 and 8.4           January 1, 1997
      8.5 and 15.4                                 August 5, 1997
      6.5                                          January 1, 1998
      2.21                                         January 1, 2000

      Unless otherwise expressly provided herein, the rights of any person whose employment terminates or who retires before the effective date of any amendment to the Plan, including such person's eligibility for benefits and the time and form in which benefits, if any will be paid, shall be determined solely under the terms of the Plan in effect on the date of such person's termination of employment or retirement, unless otherwise required by law, or unless such person is thereafter re-employed and again becomes a Member.


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                                   ARTICLE II

                                   DEFINITIONS

      When used herein the following terms shall have the following meanings:

      2.1 "Account" means the account established and maintained on behalf of a Member pursuant to Plan Section 3.2, including, as applicable, his Basic Savings Contribution Account, Matching Contribution Account, Flexible Retirement Contribution Account, Voluntary Contribution Account, Prior Plan Account, Prior Plan Employer Account, Prior Plan Profit Sharing Contribution Account and Rollover Contribution Account.

      2.2 "Account Balance" means, as of any Valuation Date, the proportionate interest of the Member's Account in the Trust Fund and any Investment Fund or Funds.

      2.3 "Affiliate" means any corporation which is included in a controlled group of corporations (within the meaning of Code Section 414(b)) which includes the Company, any trade or business (whether or not incorporated) which is under common control with the Company (within the meaning of Code Section 414(c)), any organization included in the same affiliated service group (within the meaning of Code Section 414(m)) as the Company, and any other entity required to be aggregated with the Company pursuant to the Regulations under Code Section 414(o); except that, for purposes of applying the provisions of Plan Section 6.5 and Article XV with respect to the limitations on contributions, Code Section 415(h) shall apply.

      2.4 "Base Salary" means a Member's base salary or wages paid or payable by the Employer while a Member of the Plan.

      2.5 "Basic Savings Contributions" mean those contributions made on behalf of a Member by the Employer pursuant to Plan Section 5.1 in accordance with the Member's Compensation Reduction Agreement.

      2.6 "Basic Savings Contribution Account" means that portion of a Member's Account to which Basic Savings Contributions made pursuant to Plan Section 5.1 or previously contributed on the Member's behalf under the Prior Plan or Newcourt Plan (including Matched Pre-Tax, Unmatched Pre-Tax and Eaton Pre-Tax Contributions) and investment earnings and losses thereon are credited.

      2.7 "Beneficiary" means any person or entity validly designated by a Member pursuant to Article IX to receive the amount, if any, payable under the Plan upon the Member's death.

      2.8 "Board" means the Board of Directors of the Company or a duly authorized committee thereof.

      2.9 "Break in Service" means a 12 consecutive month period, beginning on an Employee's Severance Date and any ending on the next succeeding anniversary of such date, during which he does not perform an Hour of Service for the Employer or any Affiliate; provided, however, that an Employee who is absent on a maternity or paternity absence or an authorized absence pursuant to the Family & Medical Leave Act of 1993 (the "FMLA"), as determined by the Committee in accordance with this Plan Section 2.9 and the Code and Regulations, shall not incur a Break in Service until the second anniversary of the first day of such absence. For purposes of this Plan Section 2.9, a maternity or paternity absence means an absence from work by reason of the Employee's pregnancy, the birth of the Employee's child or the placement of a child with the Employee in connection with the adoption of the child by such Employee, or for purposes of caring for a child for the period immediately following such birth or placement.

      2.10 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.


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      2.11 "Committee" means the Employee Benefit Plans Committee provided for in Article XII. For purposes of ERISA, the members of the Committee shall be the named fiduciaries of the Plan (with respect to the matters for which they are hereby made responsible under the Plan) and the Committee shall be the administrator of the Plan.

      2.12 "Company" means The CIT Group, Inc., or any successor thereto.

      2.13 "Company Stock" means common shares of The CIT Group, Inc.

      2.14 "Compensation" means for each Plan Year a Member's Base Salary plus certain annual bonuses, certain annual sales incentives and commissions, including the amount of the Basic Savings Contributions made on his behalf for such Plan Year, and any salary reduction contributions made pursuant to Code
Section 125, but excluding overtime pay, reimbursement of expenses, directors' fees, severance pay, deferred compensation and any amount in excess of $170,000 (adjusted for cost-of-living in accordance with Code Section 401(a)(17)).

      2.15 "Compensation Reduction Agreement" means an agreement between a Member and the Employer, in the form prescribed by the Committee, pursuant to which the Member elects to reduce his Compensation and the Employer agrees to contribute such amount to the Plan on the Member's behalf as a Basic Savings Contribution. The initial election shall be effective for payroll periods commencing as soon as practicable on and after the date authorization is made and the date on which participation begins and shall remain effective until canceled or amended.

      2.16 "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

      2.17 "Disability" means a Member's inability to perform his customary duties with the Employer as would constitute disability for receiving disability benefits under the Employer's Long-Term Disability Plan, as determined by the Committee in accordance with procedures uniformly applicable to all Members.

      2.18 "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order are Distributees with regard to the interest of the Spouse or former Spouse.

      2.19 "Effective Date" of this amended and restated Plan means January 1, 2001.

      2.20 "Eligible Retirement Plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

      2.21 "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) the portion of any distribution that is not includible in gross income of the Distributee and (iv) after December 31, 1999, any hardship distribution from a plan described in Code Section 401(k).

      2.22 "Eligible Termination" means an Employee's involuntary termination of employment with an Employer or an Affiliate due to (i) the permanent and complete closing of a location, (ii) a reduction in force, (iii) corporate down-sizing or (iv) a job elimination, but does not include the transfer of an Employee's employment to any Affiliate. An Employee's termination of employment with an Employer or an Affiliate for any reason not specifically stated in the previous sentence, including, but not limited to, resignation, Retirement, termination during an early retirement window, discharge for cause, death, Disability or failure to return from an


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approved leave of absence (including leaves of absence for medical reasons), shall not constitute an Eligible Termination. An Eligible Termination also shall not include an Employee's termination of employment with an Employer or an Affiliate as a result of a court decree, sale (whether, in whole or in part, of stock or assets), merger or other combination, spinoff, reorganization or liquidation, dissolution or other winding up involving any Employer or Affiliate.

      2.23 "Employee" means any salaried employee of the Employer, excluding any individual who (i) is a nonresident alien, (ii) is included in a unit of employees covered by a collective bargaining agreement which does not provide for his participation in the Plan, (iii) is employed on a temporary or hourly basis, (iv) is a Leased Employee, (v) is an employee of an Affiliate which is not an Employer, (vi) serves only as a director of the Board or (vii) renders service as an independent contractor or an employee of an independent contractor.

      2.24 "Employer" means the Company or any Affiliate which, with the consent of the Board, adopts the Plan and Trust by appropriate action and makes participation under the Plan available to its Employees in the manner and to the extent permitted by the Board. Any Employer which adopts the Plan shall be deemed thereby to appoint the Company, the Committee and the Trustee its exclusive agents to exercise on its behalf all of the power and authority conferred by the Plan or by the Trust, and shall make its allocable contributions to the Plan. The authority of the Company, the Committee and the Trustee to act as such agents shall continue until the Plan is terminated as to such Employer and the relevant Trust assets have been distributed by the Trustee as provided in Article XIV.

      2.25 "Employment Commencement Date" means the date on which an individual first performs an Hour of Service for the Employer or any Affiliate.

      2.26 "ERISA" means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

      2.27 "Flexible Retirement Contributions" mean those contributions made on behalf of a Member by the Employer pursuant to Plan Section 4.2.

      2.28 "Flexible Retirement Contribution Account" means that portion of a Member's Account to which Flexible Retirement Contributions, made pursuant to Plan Section 4.2 or previously contributed on a Member's behalf under the Prior Plan and investment earnings and losses thereon are credited.

      2.29 "Former Member" means (i) a Member who has terminated his employment, whether or not he has received a distribution of his Account Balance, (ii) a Member who has incurred a Disability and who has qualified for and is receiving benefits under the Employer's Long-Term Disability Plan, whether or not the Member has received a distribution of his Account Balance, or (iii) an "alternate payee" within the meaning of Code Section 414(p)(8) under a "qualified domestic relations order" within the meaning of Code Section 414(p)(1).

      2.30 "Highly Compensated Employee" means an Employee who during the relevant period is a "highly compensated employee" as defined in Code Section 414(q) and includes an Employee who for the preceding Plan Year, had compensation as defined in Code Section 415(c)(3) in excess of $85,000 (or such other amount authorized by the Secretary of the Treasury) and was in the top-paid group for such preceding year.

      2.31 "Hour of Service" means each hour for which an individual is directly or indirectly paid or entitled to payment by the Employer or any Affiliate for the performance of service (or is treated as performing service under Plan
Section 2.41) including any back pay, irrespective of mitigation of any damages.

      2.32 "Investment Fund" means each segregated, commingled fund as may be established and maintained for the investment of Plan assets in accordance with Plan Section 7.2.

      2.33 "IRS" means the United States Internal Revenue Service.

      2.34 "Leased Employee" means any person (other than an employee of an Employer) who, pursuant to an agreement between the Employer and any other person (the "leasing organization"), has performed services for the Employer (or for the Employer and any Affiliate) on a substantially full-time basis for


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a period of at least one year, and performs services under the primary direction or control of the Employer. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as if provided by the Employer.

      2.35 "Matching Contributions" means those contributions made by the Employer on behalf of a Member pursuant to Plan Section 4.1.

      2.36 "Matching Contribution Account" means that portion of a Member's Account to which Matching Contributions, made pursuant to Plan Section 4.1 or previously contributed on a Member's behalf under the Prior Plan or Newcourt Plan, and investment earnings and losses thereon are credited.

      2.37 "Member" means any Employee who participates in the Plan as provided in Article III.

      2.38 "Newcourt Plan" means the Newcourt Credit Group Inc. Savings and Investment Plan.

      2.39 "Non-Highly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

      2.40 "Normal Retirement Date" means the Member's 65th birthday.

      2.41 "Period of Service" means the period of an individual's employment (whether or not as an Employee) with the Employer or any Affiliate beginning on his Employment Commencement Date and ending on his Severance Date (calculated in complete years and fractions thereof). All Periods of Service, whether or not successive, shall be aggregated and shall include the period of service credited to a Member under the Prior Plan on March 31, 1990. To the extent and for the purposes determined by the Committee, under rules uniformly applicable to all Employees similarly situated and in accordance with the Regulations (including Department of Labor Regulations Sections 2530.200b-2(b) and (c) and FMLA Regulations Sections 825.214 through 825.216), Periods of Service shall include
(i) periods of vacation, (ii) periods of absence authorized by the Employer pursuant to the FMLA or for sickness, temporary disability or personal reasons and (iii) qualified military service as required under Code Section 414(u). If a Member without any Vested interest in his Matching Contribution Account and his Flexible Retirement Contribution Account incurs a Break in Service, his Period of Service prior to his Break in Service shall not be counted if the number of his consecutive one-year Breaks in Service equals or exceeds the greater of 5 or the number of years of his Period of Service prior to such Break in Service (excluding any portion of his Period of Service previously disregarded under the Break in Service provisions of the Plan). If a Member who is at least partially vested incurs a Break in Service, his Period of Service prior to his Break in Service shall not be counted until he has completed a one-year Period of Service subsequent to his Break in Service.

      2.42 "Plan" means The CIT Group, Inc. Savings Incentive Plan, as the same may be amended from time to time.

      2.43 "Plan Year" means the calendar year.

      2.44 "Prior Plan" means the Employees' Savings Incentive Plan of Manufacturers Hanover Trust Company and Certain Affiliated Companies, as in effect on March 31, 1990.

      2.45 "Prior Plan Account" means that portion of a Member's Account to which deferred allocations, forfeiture allocations, performance incentive plan allocations and optional allocations made on the Member's behalf under the Prior Plan or Newcourt Plan (including the Newcourt Stock Bonus Account, Newcourt Matching Account, Newcourt Snap-On Matching Account, Newcourt Prior Plan Matching Account and the Newcourt PP & GF Prior Matching Account) and investment earnings and losses thereon are credited.

      2.46 "Prior Plan Employer Account" means that portion of a Member's Account to which allocations were made on the Member's behalf under the Newcourt Plan (including a Member's Uniform Points Contribution Account, Eaton Employer Account and Newcourt Prior Plan Account) and investment earnings and losses thereon which shall at all times be 100% vested and which shall at all times be subject to a qualified joint and survivor annuity.


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      2.47 "Prior Plan Profit Sharing Contribution Account" means a Member's
Profit Sharing Contribution Account under the Newcourt Plan and investment earnings and losses thereon which shall at all times be 100% vested.

      2.48 "Reemployment Commencement Date" means the date on which an individual performs an Hour of Service for the Employer or any Affiliate after terminating his employment.

      2.49 "Regulations" means the applicable regulations issued under the Code, ERISA or other applicable law, by the IRS, the Department of Labor or any other governmental authority.

      2.50 "Retirement" means a Member's termination of employment on or after his Normal Retirement Date or, if applicable, the Member's retirement on an early retirement date under the Retirement Plan.

      2.51 "Retirement Plan" means The CIT Group, Inc. Retirement Plan.

      2.52 "Rollover Contributions" mean those contributions made by an Employee or a Member pursuant to Plan Section 5.4.

      2.53 "Rollover Contribution Account" means that portion of a Member's Account to which Rollover Contributions made pursuant to Plan Section 5.4 or previously contributed by the Member under the Prior Plan or Newcourt Plan and investment earnings and losses thereon are credited.

      2.54 "Severance Date" means the earlier of (i) the date an Employee terminates his employment by reason of his resignation, discharge, Retirement or death or (ii) the first anniversary of an Employee's absence (with or without pay) for any other reason; provided, however, that an Employee's Severance Date shall be disregarded if his Reemployment Commencement Date occurs no later than 12 months after the earlier of (i) the date he terminated his employment by reason of his discharge, resignation or Retirement or (ii) the inception of his absence for any other reason, if during his period of absence, he resigns, retires, is discharged or dies.

      2.55 "Spouse" or "Surviving Spouse" means the individual to whom a Member or Former Member is legally married (as determined by the Committee) on the earlier of (i) the date of the Member's death or (ii) the date benefit payments commence under the Plan.

      2.56 "Trust" or "Trust Fund" means the trust established by the Company as part of the Plan.

      2.57 "Trust Agreement" means the agreement entered into between the Company and the Trustee to carry out the purposes of the Plan, as the same may be amended from time to time.

      2.58 "Trustee" means the trustee or trustees of the Trust.

      2.59 "Valuation Date" means the last day of each month and such additional or other date or dates as the Committee may determine from time to time.

      2.60 "Vested" means the nonforfeitable portion of a Member's Account determined pursuant to Plan Sections 4.5 and 5.7.

      2.61 "Voluntary Contributions" means those contributions made by a Member pursuant to Plan Section 5.2.

      2.62 "Voluntary Contribution Account" means that portion of a Member's Account to which Voluntary Contributions made pursuant to Plan Section 5.2 or previously contributed by a Member under the Prior Plan or the Newcourt Plan (including a Member's Matched After-Tax Account, Unmatched After-Tax Account and Eaton After-Tax Account) and investment earnings and losses thereon are credited. If applicable, a Pre-1987 Voluntary Contribution Subaccount and a Pre-1987 Voluntary Contribution Earnings Subaccount shall be maintained under a Member's Voluntary Contribution Account.


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                                   ARTICLE III

                                  PARTICIPATION

      3.1 Eligibility To Participate.

            (a) Each Employee who was a Member of the Plan on December 31, 2000 shall continue to be a Member. Each other Employee shall become a Member of the Plan immediately upon his Employment Commencement Date and, subject to Section 3.1(b) below, shall automatically have his Compensation reduced in accordance with Section 5.1 and such amount shall be contributed to the Member's Basic Savings Contribution Account as an elective deferral on the Member's behalf.

            (b) An Employee who is eligible to participate in the Plan in accordance with (a) above may elect not to participate in the Plan. The election not to participate must be communicated to the Company at least thirty (30) days after the Employment Commencement Date in a manner prescribed by the Committee.

            (c) If a Member who incurs a Severance Date but does not incur a Break in Service again becomes an Employee, he shall resume participation in the Plan as of his Severance Date. If a Member who incurs a Break in Service again becomes an Employee, he shall resume participation in the Plan on his Reemployment Commencement Date.

      3.2 Establishment of Accounts.

            (a) The Committee shall establish and maintain or cause to be established and maintained in respect of each Member an Account showing his interest under the Plan and in the Trust Fund (including separate accounts showing his respective interests, if any, in each of the Investment Funds) with respect to (i) amounts transferred from the Prior Plan which are credited to his Account and (ii) Matching Contributions, Basic Savings Contributions, Flexible Retirement Contributions, Voluntary Contributions and Rollover Contributions credited to his Account, and all other relevant data pertaining thereto. Each Member shall be furnished with a written statement of his Account and the value of each such separate interest at least quarterly and upon any distribution to him. In maintaining the Accounts under the Plan or causing them to be maintained, the Committee may conclusively rely on the valuations of the Trust Fund in accordance with the Plan and the terms of the Trust.

            (b) The establishment and maintenance of, or allocations and credits to, the Account of any Member shall not vest in any Member any right, title or interest in and to any Plan assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of the Trust.


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                                   ARTICLE IV

                             EMPLOYER CONTRIBUTIONS

      4.1 Matching Contributions. A Member shall be immediately eligible for Matching Contributions. Subject to Article VI, the Employer shall contribute to the Plan for each payroll period during the Plan Year on behalf of each Member an amount equal to 100% of the Basic Savings Contributions which were made on behalf of each such Member for such payroll period, up to a maximum of 5% of the Member's Compensation for the Plan Year. Matching Contributions will not be made on behalf of a Member if such Member does not elect to make Basic Savings Contributions.

      4.2 Flexible Retirement Contributions. Subject to Article VI, the Employer shall contribute to the Plan on behalf of each Member who was hired before November 1, 1999, participated in the Retirement Plan as of October 31, 2000 and elected not to participate in the Retirement Plan cash balance program, an amount equal to a maximum of 3% of each such Member's Base Salary for such Plan Year provided that the Member (i) is employed on the last day of the Plan Year,
(ii) incurs a Severance Date prior to the last day of the Plan Year on account of death, Disability or Retirement or (iii) terminated employment with an Employer prior to the last day of the Plan Year but continued employment with an Affiliate. The allocation of Flexible Retirement Contributions shall be made as of the last day of the Plan Year to the Flexible Retirement Contribution Account of each eligible Member. A Member may invest his Flexible Retirement Contribution Account earned through December 31, 2000 or contributions made after January 1, 2001, if applicable, in any of the CIT Savings Plan Core Funds.

      4.3 Payment of Contributions.

            (a) The Employer shall make payment of its Matching Contributions for each payroll period directly to the Trustee as soon as practicable after the close of the month in which such payroll period ends but in no event later than the time required under applicable Department of Labor Regulations.

            (b) The Employer shall make payment of its Flexible Retirement Contributions directly to the Trustee with respect to any Plan Year on or before the last date prescribed by law for the filing of its federal income tax return, including any extension of time for such filing, for the fiscal year which ends within or concurrently with the Plan Year for which such Flexible Retirement Contributions were made.

            (c) Neither the Trustee nor the Committee shall be under any duty to inquire into the correctness of the amounts contributed and paid over to the Trustee hereunder, nor shall the Trustee or the Committee be under any duty to enforce payment of any contributions to be made hereunder by any Employer.

      4.4 Vesting.

            (a) At all times a Member shall be 100% Vested in amounts credited to his Prior Plan Account, Prior Plan Employer Account and Prior Plan Profit Sharing Contribution Account.

            (b) Amounts credited to a Member's Matching Contribution Account shall vest in accordance with the following:

            Period of Service          Nonforfeitable Interest
            -----------------          -----------------------

            Less than 2 years                    0%
            2 but less than 3 years             25%
            3 but less than 4 years             50%
            4 but less than 5 years             75%
            5 or more years                    100%


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

            (c) Amounts credited to a Member's Flexible Retirement Contribution Account shall vest in accordance with the following:

            Period of Service            Nonforfeitable Interest
            -----------------            -----------------------

            Less than 5 years                      0%
            5 or more years                      100%

            (d) Notwithstanding the foregoing, in the event a Member (or Former Member whose employment is transferred to an Affiliate) incurs an Eligible Termination, amounts credited to such Member's Matching Contribution Account and Flexible Retirement Contribution Account shall vest in accordance with the following, unless more rapidly Vested under (a) and (b) above:

            Period of Service            Nonforfeitable Interest
            -----------------            -----------------------

            Less than 4 years                      0%
            4 or more years                      100%

            (e) Notwithstanding the foregoing, a Member whose Employment Commencement Date was on or before December 31, 1985 shall be 100% Vested in amounts credited to his Matching Contribution Account and Flexible Retirement Contribution Account on January 1, 1994.

            (f) Notwithstanding the foregoing, a Member shall be 100% Vested in the value of his Matching Contribution Account and Flexible Retirement Contribution Account upon attaining his Normal Retirement Date or upon his Retirement, death or Disability.

      4.5 Forfeitures.

            (a) If a Member's Severance Date occurs before he is 100% Vested in his Matching Contribution Account and Flexible Retirement Contribution Account, the non-Vested portion of his Account shall be forfeited as of the date he incurs a Break in Service. If such a Member again becomes an Employee and had received a distribution of his Vested Account Balance, any amount forfeited shall be recredited to his Account only if he repays to the Plan the full amount of the distribution attributable to his Matching Contributions and Flexible Retirement Contributions (whichever may be applicable) before the earlier of (i) the 5th anniversary of the date of his reemployment or (ii) the date he incurs five (5) consecutive one year Breaks in Service following the date of distribution; provided, however, that if such Member had not received a distribution of his Vested Account Balance, any amount forfeited shall be immediately recredited to his Account as of his Employment Commencement Date.

            (b) Any amounts forfeited in accordance with the foregoing shall first be applied to recredit previously forfeited amounts to the Accounts of Members. As permitted by applicable law, any forfeited amounts remaining, may, in the sole discretion of the Committee, be applied to reduce the amount of contributions made by the Employer, to offset Plan expenses or in any other manner which the Committee, in its discretion, deems appropriate and in the best interests of the Plan.

                                    ARTICLE V

                              MEMBER CONTRIBUTIONS

      5.1 Basic Savings Contributions. Subject to Article VI, and in accordance with procedures established by the Committee, a Member shall contribute 2% of his Compensation unless he waives such contributions in a manner designated by the Committee. Subject to Plan Section 5.2 and Article VI, a Member may authorize additional Basic Savings Contributions in a manner prescribed by the Committee, in any whole percentage up to 16% of his Compensation.

      5.2 Voluntary Contributions.

            (a) Subject to Article VI, and in accordance with procedures established by the Committee, a Member may elect to make Voluntary Contributions to the Plan by payroll deduction, in a manner prescribed by the Committee, in an amount up to 16% of his Compensation for the Plan Year in any whole percentage; provided, however, in no event may the sum of a Member's Basic Savings Contributions and Voluntary Contributions exceed a total of 16%.

            (b) Subject to Article VI, a Member may also make Voluntary Contributions by direct cash payment in an amount not less than $400, provided the aggregate amount of a Member's Voluntary Contributions made by payroll deduction and/or cash payment does not exceed 16% of the Member's Compensation for the Plan Year.

      5.3 Changes To Basic Savings and/or Voluntary Contributions. Subject to
Article VI, and in accordance with procedures established by the Committee, a Member may increase or decrease his Basic Savings Contribution or Voluntary Contribution rate or suspend such contributions entirely.

      5.4 Rollover Contributions. In accordance with uniform and nondiscriminatory procedures applicable to all Employees, an Employee (whether or not a Member) may make a Rollover Contribution of cash, or such other property as the Committee may specifically approve in advance, of the taxable portion of a "qualifying rollover distribution" which the Employee received from another qualified plan and which is contributed to the Plan in compliance with the requirements for the Employee's making a federal income tax-free "rollover" under the Code. The Committee shall obtain such evidence, assurances, opinions and certifications as it deems necessary to establish to its satisfaction that the amounts to be contributed constitute a qualifying rollover distribution and will not affect the qualification of the Plan or the tax-exempt status of the Trust under Code Sections 401(a) and 501(a). Any Rollover Contribution which is found by the IRS as not being qualified for tax-free rollover treatment shall be returned to the Member. Any expense incident to or liability incurred by the Plan or any fiduciary of the Plan because of transfer of such disqualified assets to the Trustee shall be borne solely by and charged to the individual who requested the rollover. Such Rollover Contributions shall be credited to the Rollover Contribution Account which is established and maintained as part of the Member's Account pursuant to Plan Section 3.2.

      5.5 Plan to Plan Transfers. The Committee, in accordance with uniform and nondiscriminatory procedures applicable to all Employees, may direct the Trustee to accept a contribution transferred directly to the Trust from the trustee of another trust qualified under Code Section 401(a) and exempt from tax under Code
Section 501(a) on behalf of an Employee (whether or not otherwise a Member) who participated in that trust. Prior to the acceptance of such a contribution, the Committee shall obtain such evidence, assurances, opinions and certifications it may deem necessary to establish to its satisfaction that the amount to be contributed will not affect the qualification of the Plan or the tax-exempt status of the Trust under Code Sections 401(a) and 501(a).

      5.6 Payment of Member Contributions. The Committee shall deliver all Basic Savings Contributions and Voluntary Contributions made by or on behalf of a Member to the Trustee as soon as practicable during the month in which the contribution is made, or during the month next following, but in no event later than the time required under applicable Labor Department Regulations, to be commingled, managed, invested and reinvested with the other assets of the Plan.

      5.7 Vesting of Member Contributions. At all times, a Member shall be 100% Vested in the value of his Basic Savings Contribution Account, Voluntary Contribution Account, and Rollover Contribution Account.

                                   ARTICLE VI

                          LIMITATIONS ON CONTRIBUTIONS

      6.1 Maximum Employer Contributions. In no event shall contributions made by an Employer in any Plan Year, including for this purpose Basic Savings Contributions, exceed the amount deductible by the Employer under Code Section 404(a) for such year for federal income tax purposes, subject, however, to any top-heavy contributions required under Article XVI.

      6.2 Maximum Basic Savings Contributions.

            (a) Subject to the following provisions of this Article VI, Basic Savings Contributions made on behalf of a Member in any Plan Year shall not exceed the dollar limitation under Code Section 402(g) in effect at the beginning of such Plan Year. In the event that in any Plan Year the aggregate amount of Basic Savings Contributions made on behalf of a Member exceeds this limitation, the amount of such excess deferrals ("Excess Deferrals"), increased by any income and decreased by any losses attributable thereto up to the date of distribution, shall be refunded to the Member no later than April 15 of the calendar year following the calendar year for which the Basic Savings Contributions were made. Excess Deferrals which are not returned to a Member by April 15 shall be treated as Annual Additions for purposes of Plan Section 6.5.

            (b) If a Member also participates, in any Plan Year, in any other plan or plans maintained by the Employer or any Affiliate which are subject to the limitations set forth in Code Section 402(g), and has made Excess Deferrals under this Plan when combined with any other plan or plans subject to such limits, the amount of such Excess Deferrals, increased by any income and decreased by any losses attributable thereto up to the date of distribution, shall be refunded to the Member no later than April 15 of the calendar year following the calendar year for which such Excess Deferrals were made.

      6.3 Actual Deferral Percentage Test.

            (a) Notwithstanding any other provision of the Plan to the contrary, the Actual Deferral Percentage (the "ADP") for the Plan Year for Highly Compensated Employees who are eligible to participate in the Plan shall not exceed the greater of (i) the ADP for such Plan Year of Non-Highly Compensated Employees who are eligible to participate in the Plan multiplied by 1.25, or
(ii) the ADP for the Plan Year of Non-Highly Compensated Employees who are eligible to participate in the Plan multiplied by 2.0, provided that the ADP for Highly Compensated Employees does not exceed the ADP of the Non-Highly Compensated Employees by more than 2%.

            (b) The "ADP" for a Plan Year means, for each specified group of Employees, the average of the actual deferral ratios (the "ADRs") (calculated separately for each Employee in such group) of Basic Savings Contributions credited to the Member's Account for the Plan Year to the amount of each Member's compensation for such Plan Year. For purposes of this Plan Section 6.3, "compensation" means compensation as defined in Code Section 414(s) and the Regulations thereunder. An Employee's ADR shall be zero if no Basic Savings Contributions are made on his behalf for such Plan Year. In calculating the ADP Test for a Plan Year, Basic Savings Contributions shall be taken into account only if they are allocated to a Member's Account within such Plan Year. For this purpose, Basic Savings Contributions are considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or the performance of services after such date, and the Basic Savings Contribution is actually paid to the Trust no later than 12 months after the Plan Year to which the Basic Savings Contributions relate.

            (c) The Committee shall determine as of the end of each Plan Year, and at such other time or times as it shall decide in its discretion, whether the ADP Test is satisfied for such Plan Year and shall maintain records sufficient to demonstrate satisfaction of the ADP Test. This determination shall be made after first determining the amount, if any, of Excess Deferrals as provided in Plan Section 6.2. In the event the ADP Test is not satisfied, the Committee shall refund the Excess Contributions in the manner described in (f) below. For purposes of this Plan Section 6.3, "Excess Contributions" mean, with respect to any Plan Year and with respect to any Member, the excess of the amount of Basic Savings Contributions (and any income and losses allocable thereto) credited to the Accounts of Highly Compensated Employees for such Plan Year, over the maximum amount of Basic Savings Contributions that could be made on behalf of Highly Compensated Employees without violating the requirements of the ADP Test. The amount of income and losses allocable to Excess Contributions includes both income and losses for the Plan Year for which the Excess Contributions were made and income and losses allocable for the period between the end of such Plan Year and the date of distribution of such Excess Contributions. Excess Contributions shall be treated as Annual Additions for purposes of Plan Section 6.5.

            (d) The amount of Excess Contributions for a Highly Compensated Employee will be determined pursuant to Code Section 401(k)(8) in the following manner. First the ADR of the Highly Compensated Employee with the highest ADR shall be reduced to the extent necessary to satisfy the ADP Test or cause the ADR to equal the ADR of the Highly Compensated Employee with the next highest ADR. This procedure shall be repeated until the ADP Test is satisfied. The amount of Excess Contributions for a Highly Compensated Employee is then equal to the total amount of Basic Savings Contributions taken into account for the ADP Test minus the product of the Highly Compensated Employee's ADR and the Highly Compensated Employee's compensation. The amount of Excess Contributions to be refunded shall be reduced by the amount of Excess Deferrals previously distributed for the taxable year ending in the same Plan Year, and Excess Deferrals to be distributed for a taxable year shall be reduced by Excess Contributions previously refunded for the Plan Year beginning in such taxable year.

            (e) For purposes of determining whether the Plan satisfies the ADP Test, all elective contributions that are made under two or more plans that are aggregated for purposes of Code Sections 401(a)(4) or 410(b) (other than Code
Section 410(b)(2)(A)(ii)) shall be treated as made under a single plan and, if two or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan; provided, however, that plans may be aggregated to satisfy the ADP Test only if they have the same plan year. In calculating the ADP, a Highly Compensated Employee's ADR shall be determined by treating all cash or deferred arrangements of the Company or any Affiliate under which the Highly Compensated Employee is eligible to participate (other than those that may not be permissively aggregated) as a single arrangement.

            (f) If required under (c) above, the Committee shall refund Excess Contributions for a Plan Year to the Member. The distribution of such Excess Contributions shall be made to Highly Compensated Employees to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such Excess Contributions were made, but in no event later than the last day of the Plan Year following such Plan Year. Any such distribution shall be made first to the Highly Compensated Employee with the largest dollar amount of Basic Savings Contributions.

            (g) For purposes of this Plan Section 6.3, the Plan shall use the prior year testing method. Notwithstanding the foregoing, the Company may elect to use the current year testing method rather than the prior year provided that such election must be evidenced by a Plan amendment and once made may not be changed except as provided by the Secretary of the Treasury.

      6.4 Average Contribution Percentage Test.

            (a) Notwithstanding any other provision of the Plan to the contrary, the Average Contribution Percentage (the "ACP") for the Plan Year for Highly Compensated Employees who are eligible to participate in the Plan shall not exceed the greater of (i) the ACP for such Plan Year of Non-Highly Compensated Employees who are eligible to participate in the Plan multiplied by 1.25, or
(ii) the ACP for the Plan Year of Non-Highly Compensated Employees who are eligible to participate in the Plan multiplied by 2.0, provided that the ACP for Highly Compensated Employees does not exceed the ACP for Non-Highly Compensated Employees by more than 2%.

            (b) The "ACP" for a Plan Year means, for each specified group of Employees, the average of the actual contribution ratios (the "ACRs") (calculated separately for each Employee in such group) of Matching Contributions and Voluntary Contributions credited to the Member's Account for the Plan Year to the amount of his compensation for the Plan Year. For purposes of this Plan Section 6.4, "compensation" means compensation as defined in Code
Section 414(s) and the Regulations thereunder. An Employee's ACR shall be zero if no Voluntary Contributions or Matching Contributions are made on his behalf for such Plan Year. In calculating the ACP Test for a Plan Year, Voluntary Contributions shall be taken into account if paid to the Trust during the Plan Year or paid to an agent of the Plan and transmitted to the Trust within a reasonable period after the end of the Plan Year. Matching Contributions shall be taken into account for a Plan Year only if such contributions are made on account of the Member's Basic Savings Contributions for the Plan Year, allocated to the Member's Account as of a date within that Plan Year and paid to the Trust by the end of the 12th month following the close of that Plan Year.

            (c) For purposes of determining whether the Plan satisfies the ACP Test, all employee and employer matching contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) shall be treated as made under a single plan and, if two or more such plans are permissively aggregated for purposes of Code Section 401(m), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan; provided, however, that plans may be aggregated to satisfy the ACP Test only if they have the same plan year.

            (d) The Committee shall determine as of the end of each Plan Year, and at such other time or times as it shall decide in its discretion, whether the ACP Test is satisfied for such Plan Year and shall maintain records sufficient to demonstrate satisfaction of the ACP Test. This determination shall be made after first determining the amount, if any, of Excess Contributions under Plan Section 6.3. In the event that the ACP Test is not satisfied, the Committee shall refund or forfeit the Excess Aggregate Contributions in the manner described in (f) below. For purposes of this Plan Section 6.4, "Excess Aggregate Contributions" means, with respect to any Plan Year and with respect to any Member, the excess of the aggregate amount of Matching Contributions and Voluntary Contributions (and any income and losses allocable thereto) credited to the Accounts of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions that could be made without violating the ACP Test. The amount of each Highly Compensated Employee's Excess Aggregate Contributions shall be determined by reducing the ACR of each Highly Compensated Employee whose ACR is in excess of the percentage otherwise permitted under the ACP Test to the maximum amount permitted thereunder.

            (e) If the Committee is required to refund or forfeit Excess Aggregate Contributions for any Highly Compensated Employee for a Plan Year in order to satisfy the ACP Test, then such refund or forfeiture shall be made to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such Excess Aggregate Contributions were made, but in no event later than the last day of the Plan Year immediately following the Plan Year for which such Excess Aggregate Contributions were made. For each such Member, amounts so refunded or forfeited shall be made by first distributing Voluntary Contributions credited to the Member's Account (and any income or losses thereon up to the date of distribution), then by distributing Vested Matching Contributions credited to the Member's Account (and any income or losses thereon up to the date of distribution), and finally by forfeiting non-Vested Matching Contributions credited to the Member's Account (and any income or losses thereon up to the date of distribution). All such distributions and forfeitures shall be made first to Highly Compensated Employees with the largest dollar amount of Voluntary Contributions and Matching Contributions.

            (f) For purposes of this Plan Section 6.4, the Plan shall use the prior year testing method. Notwithstanding the foregoing, the Company may elect to use the current year testing method rather than the prior year provided that such election must be evidenced by a Plan amendment and once made may not be changed except as provided by the Secretary of the Treasury.

      6.5 Annual Addition Limitation.

            (a) The provisions of this Plan Section 6.5 shall govern notwithstanding any other provision of the Plan. For purposes of this Plan
Section 6.5, "Annual Addition" means the total amount of Matching Contributions, Basic Savings Contributions, Voluntary Contributions and Flexible Retirement Contributions credited to a Member's Account for the Plan Year. "Compensation" means compensation as defined in Code Section 415(c)(3) and Regulation Section 1.415-2(d) (which is actually paid or includible in the Member's gross income for the limitation year) and excludes, with respect to Plan Years commencing prior to January 1, 1998, the following: (i) employer contributions to a plan of deferred compensation which are not included in the employee's gross income for the taxable year in which contributed or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation; and (ii) other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from gross income of the employee). "Limitation Year" means the Plan Year.

            (b) The maximum Annual Addition which may be credited for a Plan Year to each Member's Account under this Plan and any other defined contribution plan or plans maintained by the Employer or any Affiliate in which the Member also participates, whether or not terminated, (including employee voluntary contribution accounts under a defined benefit plan, key employee accounts under a welfare plan described in Code Section 419 and employer contributions allocated to an individual retirement account) shall not exceed the lesser of 25% of a Member's compensation for the Plan Year or $30,000 (as adjusted from time to time in accordance with Code Section 415(d) and Regulations). This limitation shall be administered in compliance with the requirements of Code
Section 415, the provisions of which are incorporated herein by reference.

            (c) In the event that the amounts which would otherwise be allocated to a Member's Account under this Plan must be reduced by reason of the limitations above, such reduction shall be made in the following order of priority, but only to the extent necessary:

                  (i) by first returning Voluntary Contributions credited to the Member's Account (including any income or losses allocated thereto up to the date of distribution); and then to

                  (ii)(A) if the Member is covered by the Plan at the end of the Plan Year, by reducing Flexible Retirement Contributions for such Member in the next Plan Year, and each succeeding Plan Year if necessary, or (B) if the Member is not covered by the Plan at the end of the Plan Year, the excess amount will be held unallocated in a suspense account and will be applied, as directed by the Committee, in accordance with the Code and Regulations, to reduce future Flexible Retirement Contributions for all remaining Members in the next Plan Year, and each succeeding Plan Year if necessary.

            (d) In the event that, in any Plan Year beginning before January 1, 2000 a Member also participates in any defined benefit plan (as defined in Code Sections 414(j) and 415(k)) maintained by the Employer or any Affiliate, the sum of the Member's defined benefit fraction (as defined in Code Section 415(e)(2)) and the Member's defined contribution fraction (as defined in Code Section 415(e)(3)) would otherwise exceed 1.0, then the Committee shall, to the extent required by the Code and Regulations, take such action as is required in order to reduce the benefit under such defined benefit plan or plans so that the sum of such fractions with respect to the Member does not exceed 1.0. If this reduction does not ensure that the limitation under Code Section 415 is not exceeded, then the Annual Addition to any defined contribution plan or plans, other than this Plan, shall be reduced in accordance with the provisions of that plan or plans, but only to the extent necessary to ensure that such limitation is not exceeded.

            (e) Notwithstanding the foregoing provisions of this Plan Section 6.5, in the event that the limitations of this Plan Section 6.5 are exceeded, the benefits payable and the contributions made under any other plans maintained by the Company or any Affiliates which are qualified under Code Section 401(a) (other than the Retirement Plan) shall be reduced prior to reducing a Member's Annual Additions in accordance with this Plan Section 6.5. If, for any Limitation Year beginning before January 1, 2000, after reducing the benefits payable and the contributions made under any other plans (other than the Retirement Plan) the limitations of this Plan Section 6.5 are exceeded, then the benefits payable under the Retirement Plan shall be reduced, to the extent necessary, prior to reducing a Member's Annual Additions in accordance with this Plan Section 6.5.

                                   ARTICLE VII

              INVESTMENT OF CONTRIBUTIONS AND VALUATION OF ACCOUNTS

      7.1 The Trust. All amounts of money, securities or other property received under the Plan shall be delivered to the Trustee under the Trust, to be managed, invested, reinvested and distributed for the exclusive benefit of the Members and their Beneficiaries in accordance with the Plan, the Trust and any agreement with an insurance company or other financial institution constituting a part of the Plan and Trust. It is intended that the Plan meet the requirements of ERISA
Section 404(c). In this regard, the Committee shall make available at least three (3) Investment Funds that provide Members with a broad range of investment alternatives (within the meaning of Department of Labor Regulation Section 2550.404c-1). The Committee reserves the right, at any time, to establish or eliminate any Investment Fund or Funds for the investment of Member's Accounts.

      7.2 Investments.

            (a) In accordance with procedures established by the Committee, each Member shall designate the Investment Fund or Funds in which the amounts credited to his Account shall be invested. Each Member, upon making a Rollover Contribution or plan to plan transfer, shall designate the Investment Fund or Funds in which his Rollover Contributions shall be invested. In the absence of the making of an investment direction, a contribution shall be invested in the Investment Fund selected by the Committee, from time to time.

            (b) Any investment direction given by a Member or Former Member shall be deemed to be a continuing direction until changed by such Member or Former Member.

            (c) In accordance with procedures established by the Committee, a Member or Former Member may change his investment direction with respect to future contributions and prior contributions and direct that all or a portion of his Account be transferred from any one or more Investment Funds to any other Investment Fund or Funds at such time or times as the Committee may permit.

            (d) Company Stock. Each Member (or, in the event of the Member's death, his or her Beneficiary) is, for purposes of this section, designated a "named fiduciary" within the meaning of ERISA Section 403(a)(1) and shall have the right to direct the Trustee as to the manner in which shares of stock allocated to his or her Account are to be voted on each matter brought before an annual or special stockholders' meeting of the Company. Before each such meeting of stockholders, the Committee shall cause to be furnished to each Member (or Beneficiary) a copy of the proxy solicitation material, together with a form requesting confidential direction on how such shares of stock amounts shall be voted on each such matter. Upon timely receipt of such directions, the Trustee shall on each such matter vote as directed the number of shares (including fractional shares) of stock allocated to such Member's Account. The instructions received by the Trustee from the Members shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including officers or employees of the Company or an Affiliate. The Committee, in its sole discretion and in accordance with its fiduciary duties under ERISA, shall give the Trustee direction to vote shares for which the Trustee has not received direction.

            (e) Dividends, interest and other distributions received with respect to a particular investment option shall be reinvested in the same investment option.

            (f) A Member shall have such voting and similar rights with respect to an investment option as shall be provided in the Trust Agreement.

      7.3 Valuation.

            (a) As of each Valuation Date, the Trust Fund shall be valued at its fair market value pursuant to the terms of the Trust to reflect the effect of income received and accrued, realized and unrealized profits and losses, and all other transactions of the preceding period. Such valuation shall be conclusive and binding upon all persons having an interest in the Trust Fund.

            (b) All contributions made on behalf of or allocated to a Member shall be credited to his Account. As of any Valuation Date, the value of a Member's Account shall be the value of such Account as of the immediately preceding Valuation Date, adjusted to reflect changes in the value of the Trust Fund allocable thereto in accordance with (a) above, plus the amount of contributions, if any, credited thereto and less any distributions made therefrom since the immediately preceding Valuation Date.

      7.4 Accounting Procedures. The Committee shall have complete discretion to establish and utilize an accounting system to account for the interests of each Member. To the extent permitted by the Code and the Regulations, the Committee may change the accounting system from time to time.

      7.5 Payment Of Expenses.

            (a) The expenses of administering the Plan, including (i) the fees and expenses of the Trustee and of any investment manager for the performance of their duties under the Plan and Trust, (ii) the expenses incurred by the members of the Committee in the performance of their duties under the Plan (including reasonable compensation for any legal counsel, certified public accountants, consultants and agents and cost of services rendered in respect of the Plan), and (iii) all other proper charges and disbursements of the Trustee or members of the Committee (including settlements of claims or legal actions approved by counsel to the Plan) may be paid out of the Trust Fund and allocated to, and deducted from, the Accounts of Members if the Company does not pay such expenses directly.

            (b) Brokerage fees, transfer taxes and any other expenses incident to the purchase or sale of securities by the Trustee may be deemed to be part of the cost of such securities, or deducted in computing the proceeds therefrom, as the case may be. Taxes, if any, of any and all kinds whatsoever that are levied or assessed on any assets held or income received by the Trustee shall be allocated to and deducted from the Accounts of Members.

      7.6 Exclusive Benefit Rule. The assets of the Trust shall not inure to the benefit of any Employer and shall be held for the exclusive purpose of providing benefits to Members and/or their Beneficiaries and for defraying the reasonable expenses of administering the Plan as provided in Plan Section 7.5. Notwithstanding the foregoing, (i) any portion of an Employer's contribution which is made by virtue of a mistake of fact pursuant to ERISA Section 403(c)(2) shall be returned to the Employer within one (1) year after payment of the contribution; (ii) the Employer's contribution is conditioned upon the deductibility of the contribution for federal income tax purposes under Code
Section 404 and, to the extent any such contribution is disallowed as a deduction, such contribution (to the extent disallowed) shall be returned to the Employer within one year of the disallowance; and (iii) the Employer's contribution is conditioned upon the Plan's initial qualification for favorable federal income tax treatment under Code Section 401(a) and, in the event the IRS determines that the Plan does not initially qualify under Code Section 401(a), any contribution made incident to such initial qualification shall be returned to the Employer within one year following the date the initial qualification is denied, but only if the application to the IRS for qualification is made by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted or such later date as the IRS may prescribe.

                                  ARTICLE VIII

                                  DISTRIBUTIONS

      8.1 Time of Distribution.

            (a) Except as otherwise provided herein, distributions from the Plan shall only be made upon a Member's Retirement, Disability, death or when he otherwise incurs a Severance Date.

            (b) Subject to Plan Section 8.4, a Member who incurs a Severance Date on account of his Retirement or Disability shall be entitled to receive a distribution of the value of his Account Balance as of the last Valuation Date in the Plan Year in which his Severance Date occurs in accordance with procedures adopted by the Committee. Subject to Plan Section 8.5, such distribution shall be made in the method provided in Plan Section 8.2 as soon as practicable following such Valuation Date in accordance with procedures adopted by the Committee; provided, however, that with respect to a Member's Flexible Retirement Contribution Account, the Member may elect instead to receive an initial distribution representing the value of his Account Balance as of the Valuation Date immediately following his Severance Date plus a subsequent distribution representing the value, if any, of his Account Balance as of the last Valuation Date of the Plan Year in which his Severance Date occurs.

            (c) A Member who incurs a Severance Date for any reason other than Retirement, Disability or death shall be entitled to receive the value of his Vested Account Balance as of the Valuation Date following his Severance Date. Subject to Section 8.5, such distribution shall be made in the method provided in Plan Section 8.2 as soon as practicable following such Valuation Date.

            (d) A Member referred to in (b) or (c) above may defer distribution of his Account Balance until such later date as he may elect, but not later than his Normal Retirement Date, in which event he shall receive distribution of the value of his Vested Account Balance in the method provided in Plan Section 8.2 as soon as practicable following the Valuation Date immediately preceding the date of distribution.

      8.2 Method of Distribution. Subject to Plan Sections 8.5 and 8.9, distribution of the value of a Member's Account Balance shall be made in the form of one lump sum payment from the Plan.

      8.3 Distributions On Death. Upon the death of a Member prior to the time distribution of his benefit has commenced, distribution of the value of the Member's Account Balance as of the last Valuation Date in the Plan Year in which the Member's death occurs shall be made to the Member's Beneficiary in a single sum payment. Subject to Plan Section 8.5, such distribution shall be made as soon as practicable following such Valuation Date; provided, however, that in lieu of a single sum distribution described above, a Member's Beneficiary may elect to receive the value of the Member's Account Balance in two payments, the first as of the Valuation Date immediately following the date of death of the Member, and a final distribution as of the last Valuation Date in the Plan Year in which the Member's death occurs.

      8.4 Limitation On Distributions.

            (a) Required Beginning Date. Notwithstanding any other provision of the Plan and subject to Plan Section 14.5, unless otherwise provided by law and except as otherwise provided in this Plan Section 8.4(a), all distributions shall be determined and made in accordance with Code Section 401(a)(9) and the Regulations thereunder. The entire interest of a Member must be distributed or begin to be distributed no later than the Member's required beginning date which is the later of April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2 or retires except that distributions to a 5% owner (as defined in Code Section 416) must commence by April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2.

                  (i) Any Member attaining age 70 1/2 on or after January 1, 1996 and prior to January 1, 1999, who has not incurred a Severance Date, may, pursuant to the Code and Regulations, elect, in such manner as the Committee may prescribe, by April 1 of the calendar year following the year in which the Member attains age 70 1/2 (or by December 31, 1997 in the case of a Member attaining age 70 1/2 in 1996) to defer distributions from the Plan until the calendar year following the calendar year in which the Member retires. If no such election is made the Member will begin receiving distributions by April 1 of the calendar year following the year in which the Member attained age 70 1/2 (or by December 31, 1997 in the case of a Member attaining age 70 1/2 in 1996).

                  (ii) Any Member attaining age 70 1/2 in years prior to January 1, 1997 who has not incurred a Severance Date, may elect, in such manner as the Committee may prescribe, to stop distributions and recommence by April 1 of the calendar year following the year in which the Member retires.

            (b) Distribution Periods. If benefits are not paid in a single sum payment, such benefits shall be paid, in accordance with the Regulations, (i) over the life of the Member, (ii) over the life of the Member and a designated Beneficiary, (iii) over a period not extending beyond the life expectancy of the Member or (iv) over a period not extending beyond the joint life expectancies of the Member and a designated Beneficiary.

            (c) Minimum Distribution Amount. The minimum distribution required for the Member's first distribution calendar year must be made on or before the Member's required beginning date in accordance with the requirements of Code
Section 401(a)(9) and Regulations thereunder. The minimum distribution for each other calendar year, including the minimum distribution for the year in which the Member's required beginning date occurs, must be made on or before December 31 of the distribution calendar year.

            (d) Distributions Beginning Before Death. If distribution of a Member's benefit has commenced prior to a Member's death, and such Member dies before his entire benefit is distributed to him, distribution of the remaining portion of the Member's benefit to his Beneficiary shall be made at least as rapidly as under the method of distribution in effect as of the date of the Member's death.

            (e) Distributions Beginning After Death. If a Member dies before distribution of his benefit has commenced, distribution of his entire interest shall be completed by December 31 of the calendar year which contains the 5th anniversary of the date of such Member's death; provided, however, at the Beneficiary's irrevocable election, duly filed with the Committee before the applicable commencement date set forth in the following sentence, any distribution to a Beneficiary may be made over a period not extending beyond the life expectancy of the Beneficiary. Such distribution shall commence no later than December 31 of the calendar year immediately following the calendar year in which the Member dies or, in the event such Beneficiary is the Member's Surviving Spouse, the Surviving Spouse may elect to defer receipt of such distribution until (i) the date on which the Member would have attained his Normal Retirement Date, or (ii) in the case of a Member who was an Employee on or after his Normal Retirement Date, December 31 of the calendar year in which such Member would have attained age 70 1/2, if later (or, in either case, on any later date prescribed by the Regulations). If such Member's Surviving Spouse dies after the Member, but before distributions to such Surviving Spouse commence, this Subsection (e) shall be applied to require payment of any further benefits as if such Surviving Spouse were the Member.

            (f) Commencement of Benefits. Notwithstanding the foregoing and subject to Plan Section 14.5, unless the Member elects a later date, payment of benefits under the Plan shall commence no later than the 60th day after the latest of the last day of the Plan Year in which the Member (i) attains his Normal Retirement Date, (ii) attains his 10th anniversary of Plan membership or
(iii) terminates his employment.

            (g) Life Expectancy. Life expectancy and joint and last survivor expectancy are computed using the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. The life expectancy of a Member and his Spouse (except in the case of a Straight Life Annuity), for purposes of this Plan Section 8.4, shall be recalculated annually in accordance with the Regulations.

            (h) 5% Owner. A Member is treated as a 5% owner if such Member is a 5% owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a 5% owner, they must continue to be distributed, even if the Member ceases to be a 5% owner in a subsequent year.

      8.5 Cash Outs. Notwithstanding any other provision of the Plan, to the extent required by the Code and the Regulations, if the value of a Member's Account Balance at the time of distribution does not exceed $5,000, such amount shall be distributed, without any consent, immediately in one lump sum payment in full settlement of the Plan's liability therefor. However, after benefit payments have commenced to the Member and the Account Balance is reduced to $5,000 or less, no such lump sum payment shall be made without the consent of the Member and, if the Member is married at the time such payment would otherwise commence, the consent of the Member and his Spouse or, if the Member has died, his Surviving Spouse. If the value of a Member's Account Balance exceeds $5,000, no distribution shall be made to such Member prior to the date he attains his Normal Retirement Date without his written consent and, if he is married, his Spouse's written consent, and if the Member has died, his Surviving Spouse's consent. In the absence of receipt of such consent by the Committee, distribution to such Member shall be made as soon as practicable after he attains his Normal Retirement Date.

      8.6 Lump Sum Distribution. Distribution shall be made in cash. Amounts representing investment in Company Stock shall be made in cash unless the Member elects otherwise in which case payment shall be made in shares of Company Stock; provided, however, that any fractional shares of Company Stock shall be paid in cash.

      8.7 Direct Rollover. Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

      8.8 Qualified Domestic Relations Order. To the extent permitted under Code
Section 414(p), if provided for under the alternate payee's Qualified Domestic Relations Order, such alternate payee shall be entitled to an immediate distribution of the portion of the Member's Account Balance segregated for the benefit of the alternate payee.

      8.9 Distributions Subject to a Qualified Joint and Survivor Annuity. For purposes of this Section, a Member's Flexible Retirement Contribution Account and a Member's Prior Plan Employer Account shall be distributed pursuant to a Qualified Joint and Survivor Annuity.

            (a) A "Qualified Joint and Survivor Annuity" means a benefit providing an annuity, in an amount that may be provided with the value of the Member's Vested Flexible Retirement Contribution Account or Prior Plan Employer Account, for the life of the Member, ending with the payment due on the last day of the month coincident with or preceding the date of his death, and, if the Member dies leaving a Surviving Spouse, a survivor annuity for the life of the Surviving Spouse equal to 50% of the annuity payable for the life of the Member, commencing on the last day of the month following the date of the Member's death and ending with the payment due on the last day of the month concurrent with or preceding the date of the Surviving Spouse's death.

            (b) Waiver. A married Member or Former Member may, with the written and notarized consent of his Spouse (unless the Committee makes a written determination in accordance with the Code and Regulations that no such consent is required), elect in writing to (i) receive distribution in a lump sum payment in lieu of a Qualified Joint and Survivor Annuity within the 90-day period ending on the annuity starting date and (ii) in the event of the Member's death, waive the Preretirement Survivor Annuity within the period beginning on the earlier of the first day of the Plan Year in which the Member attains age 35 or the Member's Severance Date and ending on the Member's death. Any election made pursuant to this Section may be revoked by a Member, without spousal consent, at any time within which such election could have been made. Such an election or revocation must be made in accordance with procedures developed by the Committee in accordance with the Code and the Regulations; provided, however, that the Committee must provide the Member such information which clearly indicates that the Member has a right to at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity or Preretirement Survivor Annuity and consent to a form of distribution other than a Qualified Joint and Survivor Annuity or Preretirement Survivor Annuity. Notwithstanding any provisions of this Section to the contrary, any waiver of a Qualified Joint and Survivor Annuity or Preretirement Survivor Annuity shall not be effective unless: (i) the Member's Spouse consents in writing to the election; (ii) the election designates a specific alternate beneficiary which may not be changed without spousal consent (or the spouse permits designations by the Member without any further spousal consent); (iii) the Spouse's consent acknowledges the effect of the election; and (iv) the Spouse's consent is witnessed by a notary public. Additionally, a Member's waiver of the Qualified Joint and Survivor Annuity will not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Member without further spousal consent). No consent shall be valid unless the Member has received notice as set forth below.

            (c) Notice. The Committee shall furnish, or cause to be furnished, to each married Member written explanations of the Qualified Joint and Survivor Annuity or Preretirement Survivor Annuity, as applicable, at least 30 days, but in no event more than 90 days, prior to the annuity starting date under procedures developed by the Committee in accordance with the Code and Regulations. The explanation shall specify: (i) the terms and conditions of a Qualified Joint and Survivor Annuity or Preretirement Survivor Annuity; (ii) the Member's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit or Preretirement Survivor Annuity form of benefit; (iii) the rights of the Member's Spouse; (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity or Preretirement Survivor Annuity; and (v) the relative values of the various optional forms of benefit under the Plan.

            (d) Annuity Starting Date. For purposes of this Section, the "annuity starting date" means the first day of the first period for which an amount is payable as an annuity or any other form.

            (e) Revocation. The annuity starting date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the written explanation provided: (i) the Member has been provided with information that clearly indicates that the Member has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) a form of distribution other than a Qualified Joint and Survivor Annuity; (ii) the Member is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, any time prior to the expiration of the seven-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Member; and (iii) the annuity starting date is a date after the date that the written explanation was provided to the Member.

            (f) Notwithstanding any other provisions of this Section to the contrary, if a Member waives the Qualified Joint and Survivor Annuity, payment of benefits to the Member may commence upon the expiration of the seven-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is furnished by the Committee to the Member.

                                   ARTICLE IX

                          DESIGNATION OF BENEFICIARIES

      9.1 Designation of Beneficiary. In accordance with procedures established by the Committee, each Member shall file with the Committee a written designation of one or more persons or entities as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his death. Subject to Article VIII, a Member may from time to time revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. Notwithstanding the foregoing, if the Member is married, his Spouse must consent in writing to the designation of a Beneficiary other than the Member's Spouse (unless the Committee makes a written determination in accordance with the Code and the Regulations that no such consent is required). The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Member's death, and in no event shall it be effective as of a date prior to such receipt.

      9.2 Lack of Designated Beneficiary. In the absence of a valid Beneficiary designation in effect at the time of a Member's death, or if no validly designated Beneficiary survives the Member or if each surviving validly designated Beneficiary is legally impaired or prohibited from taking, then the Member's Beneficiary shall be his Surviving Spouse, if any, or if the Member has no Surviving Spouse, then his estate. If the Committee is in doubt as to the right of any person to receive such amount, it may direct the Trustee to retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may direct the Trustee to pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Trust therefor.

                                    ARTICLE X

                             IN-SERVICE WITHDRAWALS

      10.1 Withdrawals Before Age 59 1/2 (Other than Hardship)

            (a) In accordance with procedures established by the Committee, a Member may withdraw all or a specified portion of the value of his Voluntary Contribution Account and Rollover Contribution Account from such Investment Fund or Funds as the Member may specify by filing the appropriate forms with the Committee. A Former Member shall not be eligible to make any such withdrawal.

            (b) A Member must withdraw the full balance available from each category below prior to withdrawing any amount in a subsequent category:

            Category     Contribution Type
            --------     -----------------
            1.           Pre-1987 Voluntary Contribution Subaccount
            2.           Post-1986 Voluntary Contribution Account and related
                           earnings
            3.           Pre-1987 Voluntary Contribution Earnings Subaccount
            4.           Rollover Contribution Account and related earnings

      10.2 Withdrawals On or After Age 59 1/2 (Other than Hardship). A Member who has attained age 59 1/2 may request a withdrawal under this Section only if taken from the categories listed below in the order provided below. An active Member must withdraw the full balance available from each category prior to withdrawing any amount in a subsequent category.

            Category     Contribution Type
            --------     -----------------
            1.           Pre-1987 Voluntary Contribution Subaccount
            2.           Post-1986 Voluntary Contribution Account and related
                           earnings
            3.           Pre-1987 Voluntary Contribution Earnings Subaccount
            4.           Rollover Contribution Account and related earnings
            5.           Prior Plan Account and related earnings
            6.           Vested portion of a Member's Matching Contribution
                           Account and related earnings
            7.           Basic Savings Contribution Account and related earnings
            8.           Prior Plan Employer Account and all related earnings

      10.3 Hardship Withdrawals.

            (a) In accordance with procedures established by the Committee, a Member who has made all permissible withdrawals (other than hardship withdrawals) and has obtained all loans currently available under the Plan and all other plans maintained by the Employer and any Affiliate in which the Member also participates, may request a hardship withdrawal from the Plan by filing the appropriate forms with the Committee. Such forms shall include the Member's written representation that the amount of the hardship withdrawal does not exceed the amount necessary to satisfy a heavy and immediate financial need of the Member (as described in (b) below), including the amount necessary to pay federal, state or local taxes or penalties reasonably anticipated to result from the hardship withdrawal. A Former Member shall not be eligible to make any such withdrawal.

            (b) Hardship withdrawals shall be available only if the withdrawal is made on account of an immediate and heavy financial need of the Member resulting from:

                  (i) Expenses for medical care described in Code Section 213(d) previously incurred by the Member, his Spouse or any dependents of the Member (as defined in Code Section 152) or necessary for such persons to obtain such medical care.

                  (ii) Costs directly related to the purchase (excluding mortgage payments) of the principal residence of the Member.

                  (iii) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Member or his Spouse, children or dependents (as defined in Code Section 152).

                  (iv) Payments necessary to prevent the Member's eviction from his principal residence or the foreclosure on the mortgage of the Member's principal residence.

                  (v) Such other events as may be prescribed by the IRS.

            (c) Any Member who makes a hardship withdrawal shall not be permitted to make Basic Savings Contributions or Voluntary Contributions to the Plan for the 12-month period immediately following the date on which the hardship withdrawal is received. In addition, the maximum amount of Basic Savings Contributions (as provided in Plan Section 6.2) made on behalf of such Member for the first Plan Year in which the Member resumes making Basic Savings Contributions shall be reduced by the amount of Basic Savings Contributions made on such Member's behalf for the Plan Year in which the hardship withdrawal was made.

            (d) A Member must withdraw the full balance available from each category below prior to withdrawing any amount in a subsequent category:

            Category   Contribution Type
            --------   -----------------
            1.         Pre-1987 Voluntary Contribution Subaccount
            2.         Post-1986 Voluntary Contribution Account and related
                         earnings
            3.         Pre-1987 Voluntary Contribution Earnings Subaccount
            4.         Rollover Contribution Account and related earnings
            5.         Prior Plan Account and related earnings
            6.         Vested portion of a Member's Matching Contribution
                         Account and related earnings
            7.         Basic Savings Contribution Account and related earnings

      10.4 Termination of Employment. In the event a Member who has requested a withdrawal incurs a Severance Date prior to receiving such withdrawal, the withdrawal request shall be null and void and the provisions of Article VIII shall apply.

                                   ARTICLE XI

                                      LOANS

      11.1 Permitted Loans. Subject to the following provisions of this Article XI, a Member may make application to borrow from his Vested Account Balance (excluding amounts credited to his Flexible Retirement Contribution Account) for any reason by filing the appropriate form with the Committee. A Former Member shall not be permitted to borrow from his Vested Account Balance. Determination of whether a loan shall be approved shall be made under procedures developed by the Committee and applied in a uniform and nondiscriminatory manner.

      11.2 Required Consent. To the extent required by the Code and Regulations, no loan from a Member's Prior Plan Employer Account shall be made to any Member unless the Committee receives the written consent of the Member and, if the Member is married, the written and notarized consent of the Member's Spouse, to the loan and to any potential reduction in the Member's Account Balance resulting from such loan, and authorizing payroll deductions for the repayment of the loan.

      11.3 Limitations On Loans.

            (a) The maximum amount available for loan under the Plan (when added to the outstanding balance of all other loans from the Plan to the Member) may not exceed the lesser of (i) $50,000 reduced by the excess, if any, of (A) the highest outstanding loan balance owed by the Member during the one-year period ending on the day preceding the date of the loan over (B) the outstanding balance of all other loans from the Plan to the Member on the date of the loan, or (ii) 50% of his Vested Account Balance.

            (b) At any time a Member may not have more than one outstanding loan from the Plan. For Plan Years prior to January 1, 2001, if a Member has more than one outstanding loan, such Member shall continue repayments on all outstanding loans and shall not be permitted to take another loan until all outstanding loans are repaid in full.

            (c) The amount available for a loan shall be determined as of the Valuation Date immediately preceding the date on which the Member applies for a loan.

            (d) Member must withdraw the full balance available from each category prior to withdrawing any amount in a subsequent category.

            Category     Contribution Type
            --------     -----------------
            1.           Rollover Contribution Account and related earnings
            2.           Prior Plan Account and related earnings
            3.           Vested portion of a Member's Matching Contribution
                           Account and related earnings
            4.           Basic Savings Contribution Account and related earnings
            5.           Pre-1987 Voluntary Contribution Subaccount
            6.           Post-1986 Voluntary Contribution Account and related
                           earnings
            7.           Prior Plan Employer Account and all related earnings

      11.4 Adequate Security. Loans from the Plan shall require adequate security which shall consist of a promissory note signed by the Member pledging the Member's entire Account Balance and any other collateral deemed necessary as security for the loan.

      11.5 Repayment. Each loan to a Member shall be repaid by payroll deductions, or by such other method as the Committee may permit, in substantially equal installments. Repayments shall be applied first to accrued interest and then to principal. Each loan shall have a repayment period of not less than 12 nor more than 60 months, except that a loan that is used to purchase the borrower's principal residence may have a repayment period in excess of 60 months. Principal residence status will be determined at the time application for the loan is made. Any loan may be prepaid in whole without penalty at any time.

      11.6 Interest Charges. The interest rate on all loans to Members will be determined on the first day of each month and will be based on the prime rate as published in The Wall Street Journal on the last business day of the prior month.

      11.7 Default. If at any time prior to the full repayment of the loan the Member's periodic loan payments cease to be made for any reason, the loan shall be in default and shall be immediately due and payable. Notice of the default shall be given to the Member at his last known address. If the unpaid balance is not repaid by the date specified in such Notice, the unpaid loan and interest shall be deducted from the Loan Fund and shall be reported as a taxable distribution to the Member on Form 1099-R without further action by or approval of the Member, the Member's Spouse or any Beneficiary in complete discharge of all liability to the Plan for the loan. If a Member defaults on a loan, such Member shall be precluded from taking another loan from the Plan.

      11.8 Termination of Employment. If at any time prior to the full repayment of a loan the Member terminates his employment for any reason, or if the Plan should terminate, the unpaid balance of the Member's loan (including any interest thereon) shall be immediately due and payable, and if the unpaid balance is not repaid by the date the Member terminates his employment, the unpaid loan and interest shall be deducted from the Loan Fund and shall be reported as a taxable distribution to the Member on Form 1099-R without further action by or approval of the Member, the Member's Spouse or any Beneficiary in complete discharge of all liability to the Plan for the loan.

      11.9 Suspension for Qualified Military Service. Notwithstanding any provision of the Plan to the contrary, repayment of all loans under the Plan shall be suspended during any Break in Service due to qualified military service as required under Code Section 414(u).

      11.10 Administration of Loans. The Committee may promulgate such rules and procedures necessary relating to such loans and they shall form a part of the Plan.

                                   ARTICLE XII

                           ADMINISTRATION OF THE PLAN

      12.1 The Employee Benefit Plans Committee.

            (a) The Committee shall have general responsibility for the administration and interpretation of the Plan including, but not limited to, complying with applicable reporting and disclosure requirements, establishing and maintaining Plan records and issuing instructions to the Trustee regarding the benefits that are to be paid from the Trust Fund to Members and Beneficiaries and adopting amendments to the Plan (as described in Plan Section 14.1) and exercising such other rights and powers as may be specifically granted to it herein or by the Board.

            (b) The Committee shall periodically review the investment performance and methods of the Trustee and any other funding agency, including any insurance company, under the Plan and may appoint and remove or change the Trustee and any such funding agency. The Committee shall have the power to appoint or remove one or more investment managers and to delegate to such manager authority and discretion to manage (including the power to acquire and dispose of) the assets of the Plan, provided that (i) each manager with such authority and discretion shall be either a bank, an insurance company or a registered investment adviser under the Investment Advisers Act of 1940 and shall acknowledge in writing that it is a fiduciary with respect to the Plan and
(ii) the Committee shall periodically review the investment performance and methods of each manager with such authority and discretion. The Committee shall determine any requirements and objectives of the Plan (including any interest rate or other actuarial assumptions) which may be pertinent to the investment of Plan assets and shall establish investment standards and policies incorporating such requirements and objectives and communicate the same to the Trustee (or other funding agencies under the Plan). If annuities are to be purchased under the Plan, the Committee shall determine what contracts should be made available to terminated Members or purchased by the Trust.

      12.2 Composition of the Committee. The Chief Executive Officer of the Company shall be the Chairman of the Committee (the "Chairman") with the authority to appoint and remove members of the Committee. The Committee shall consist of three or more members, each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause, by the Chairman. Any member of the Committee may resign at any time. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or any of his rights or benefits under the Plan. The members of the Committee shall not receive any special compensation for serving in their capacities as members of the Committee but shall be reimbursed for any reasonable expenses incurred in connection therewith. Except as otherwise required by ERISA, no bond or other security need be required of the Committee or any member thereof in any jurisdiction. Any person may serve on the Committee, and any member of the Committee, any sub-committee or agent to whom the Committee delegates any authority, and any other person or group of persons may serve in more than one fiduciary capacity (including service both as a trustee and administrator) with respect to the Plan.

      12.3 Indemnity. To the maximum extent permitted by law, no member of the Committee nor any of its agents shall be personally liable by reason of any act or omission or any contract or other instrument executed by him or on his behalf in his capacity as a member of such Committee nor for any mistake of judgment made in good faith. The Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the Committee and each other officer, director, or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan or to the management and control of the assets of the Plan may be delegated or allocated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in accordance with the Plan unless arising out of such person's own fraud or bad faith.

      12.4 Services To The Plan. The Committee shall engage such certified public accountants, who may be accountants for the Company, as it shall require or may deem advisable for purposes of the Plan. The Committee may arrange for the engagement of such legal counsel who may be counsel for the Company, and make use of such agents and clerical or other personnel as they each shall require or may deem advisable for purposes of the Plan. The Committee may rely upon the written opinion of such counsel and the accountants it has engaged and may delegate to any such agent or to any subcommittee or member of the Committee its authority to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at the discretion of the Committee. The Committee shall report to the Board, or to a committee of the Board designated for that purpose, at such times as the Board shall specify, regarding the matters for which it is responsible under the Plan.

      12.5 Action of The Committee. The Committee shall establish its own procedures and the time and place for its meetings, and provide for the keeping of minutes of all meetings. A majority of the members of the Committee shall constitute a quorum for the transaction of business at a meeting of the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting or, at the direction of its Chairman, without a meeting, by mail, telegraph, facsimile transmission or telephone, provided that all of the members of the Committee are informed by mail, facsimile transmission or telegraph of their right to vote on the proposal and of the outcome of the vote thereon.

      12.6 Committee Records. The Committee shall appoint an individual who shall cause to be kept full and accurate accounts of receipts and disbursements of the Plan, and shall cause to be deposited all funds of the Plan to the name and credit of the Plan, in such depositories as may be designated by the Committee. Such individual shall cause to be disbursed the monies and funds of the Plan when so authorized by the Committee and shall generally perform such other duties as may be assigned to him from time to time by the Committee. All demands for money of the Plan shall be signed by such officer or officers or such other person or persons as the Committee may from time to time designate in writing. The Committee shall prepare, file, distribute, copy and make available all returns, reports, statements, schedules and other papers required by ERISA and the Code.

      12.7 Claims Procedure.

            (a) A claim for benefits under the Plan shall be submitted in writing to the Committee on the form prescribed for that purpose by the Committee. Written notice of the Committee's decision shall be furnished promptly to the claimant. If the claim is wholly or partially denied, written notice of the denial shall be furnished within 90 days after receipt of the claim; provided, however, that, if special circumstances require an extension of time for processing the claim, an additional 90 days from the end of the initial period shall be allowed for processing the claim, in which event the claimant shall be furnished with a written notice of the extension prior to the termination of the initial 90-day period indicating the special circumstances requiring an extension. Any written notice denying a claim shall set forth the reasons for the denial, including specific references to pertinent provisions of the Plan on which the denial is based, a description of any additional information necessary to perfect the claim and information regarding review of the claim and its denial.

            (b) If a claimant wishes further consideration of his claim, he may review all pertinent documents and may request in writing a review by the Committee of the denial of his claim. Such a written request shall be filed with the Committee within 60 days after delivery to the claimant of written notice of the decision. Such written request for review shall contain all additional information which the claimant wishes the Committee to consider. The Committee may hold a hearing or conduct an independent investigation which it deems necessary to render its decision, and the decision on review shall be made as soon as possible after the Committee's receipt of the request for review. Written notice of the decision on review shall be furnished to the claimant within 60 days after receipt by the Committee of a request for review, unless special circumstances require an extension of time for processing, in which event an additional 60 days shall be allowed for review and the claimant shall be so notified in writing. Written notice of the decision on review shall include specific reasons for the decision and shall make specific reference to the pertinent Plan provisions on which the decision is based. For all purposes under the Plan, such decision on claims (where no review is requested) and decision on review (where review is requested) shall be final, binding and conclusive on all interested persons as to any matter of fact or interpretation relating to the Plan.

      12.8 Communications. Any notice, election, application, consent, instruction, designation or other form of communication required to be given or submitted by any Member, other Employee or Beneficiary shall be in such form as is prescribed from time to time by the Committee, sent by first class mail or delivered in person, and shall be deemed to be duly given only upon actual receipt thereof by the Committee. Any notice, statement, report and other communication from the Company or the Committee to any Member, other Employee or Beneficiary required or permitted by the Plan shall be deemed to have been duly given when delivered to such person or mailed by first class mail to such person at his address last appearing on the records of the Company or the Committee. Each person entitled to receive a payment under the Plan shall file in accordance herewith his complete mailing address and each change therein. A check or communication mailed to any person at his address on file with the Company or the Committee shall be deemed to have been received by such person for all purposes of the Plan, and no employee or agent of the Company or member of the Committee shall be obliged to search for or ascertain the location of any such person except as required by ERISA. If the Committee is in doubt as to whether payments are being received by the person entitled thereto, it may, by registered mail addressed to such person at his address last known to the Committee notify such person that all future payments will be withheld until such person submits to the Committee his proper mailing address and such other information as the Committee may reasonably request. Notwithstanding the foregoing, to the extent permitted by the IRS and Department of Labor, notice, election, application, instruction, designation or other form of communication required to be given or submitted by any Member, other Employee or Beneficiary may be transmitted electronically.

      12.9 Information From Members. Each Member shall file with the Committee such pertinent information concerning himself and his Beneficiary, and each Beneficiary shall file with the Committee such information concerning himself, as the Committee may specify, and in such manner and form as the Committee may specify or provide, and no Member or Beneficiary shall have any right or be entitled to any benefits or further benefits under the Plan unless such information is filed by him or on his behalf.

      12.10 Agent for Service of Process. The Chairman of the Committee or such other person as may from time to time be designated by the Committee shall be the agent for service of process under the Plan.

                                  ARTICLE XIII

                      TERMINATION OF EMPLOYER PARTICIPATION

      13.1 Right of Termination. Any Employer may terminate its participation in the Plan by giving the Committee prior written notice specifying a termination date which shall be the last day of a month at least 60 days subsequent to the date such notice is received by the Committee. The Committee may terminate any Employer's participation in the Plan, as of any termination date specified by the Committee, for the failure of the Employer to make proper contributions or to comply with any other provision of the Plan and shall terminate an Employer's participation upon complete and final discontinuance of the Employer's contributions.

      13.2 Result of Termination.

            (a) Upon termination of the Plan as to any Employer, such Employer shall not make any further contributions under the Plan and no amount shall thereafter be payable under the Plan to or in respect of any Member then employed by such Employer except as provided in this Article XIII. To the maximum extent permitted by ERISA, the rights of Members no longer employed by such Employer and of Former Members and their Beneficiaries under the Plan shall be unaffected by a termination of the Plan. Any transfers, distributions or other dispositions of the assets of the Plan as provided in this Article XIII shall constitute a complete discharge of all liabilities under the Plan with respect to such Employer's participation in the Plan and any Member then employed by such Employer.

            (b) The interest of each such Member in service with such Employer as of the termination date in his Account Balance after payment of or provision for expenses and charges and appropriate adjustment of the Accounts of all such Members for expenses, charges, and profits and losses shall be nonforfeitable as of the termination date, and upon receipt by the Committee of IRS approval of such termination, the full current value of such amount shall be paid from the Trust Fund in the manner described in Article VIII or transferred to a successor employee benefit plan which is qualified under Code Section 401(a); provided, however, that in the event of any transfer of assets to a successor employee benefit plan the provisions of Plan Section 14.5 will apply.

            (c) All determinations, approvals and notifications referred to above shall be in form and substance and from a source satisfactory to the Committee. To the maximum extent permitted by ERISA, the termination of the Plan as to any Employer shall not in any way affect any other Employer's participation in the Plan.

                                   ARTICLE XIV

                 AMENDMENT OR TERMINATION OF THE PLAN AND TRUST

      14.1 Right to Amend or Terminate Plan.

            (a) Subject to (b) and (c) below, the Board reserves the right at any time to amend, modify, suspend or terminate the Plan, any contributions thereunder, the Trust or any contract issued by an insurance carrier forming a part of the Plan, in whole or in part and for any reason and without the consent of any Employer, Member, Beneficiary or Surviving Spouse; provided, however, that the Committee may adopt such amendments which do not materially affect the cost of the Plan and which may be necessary or appropriate to facilitate the administration, management, or interpretation of the Plan or to conform the Plan thereto, or to qualify or maintain the Plan and Trust as a plan and trust meeting the requirements of Code Sections 401(a), 401(k), 401(m) and 501(a) or any other applicable section of law (including ERISA) and the Regulations issued thereunder, and may exercise such additional powers and authority as may be granted by the Board from time to time. Each Employer by its adoption of the Plan shall be deemed to have delegated this authority to the Board. The Plan shall automatically be terminated upon complete and final discontinuance of contributions thereunder.

            (b) No amendment or modification shall be made that would retroactively impair any rights to any benefit under the Plan that any Member, Beneficiary or Surviving Spouse would otherwise have had at the date of such amendment by reason of the contributions theretofore made and credited to his Account, except to such extent as may be necessary or appropriate to qualify or maintain the Plan, the Trust and any contract issued by an insurance carrier which may form a part of the Plan and Trust as a plan and trust meeting the requirements of Code Sections 401(a) and 501(a) or any other applicable section of law (including ERISA) as now in effect or hereafter amended or adopted and the Regulations issued thereunder, or make it possible for any part of the funds of the Plan (other than such part as is required to pay taxes, if any, and administrative expenses as provided in Plan Section 7.5) to be used for or diverted to any purposes other than for the exclusive benefit of Members and their Beneficiaries and Surviving Spouses and other eligible survivors under the Plan prior to the satisfaction of all liabilities with respect thereto.

            (c) Any amendment, modification, suspension or termination of any provision of the Plan may be made retroactively if necessary or appropriate to qualify or maintain the Plan and Trust as a plan and trust meeting the requirements of Code Sections 401(a), 401(k), 401(m) and 501(a) or any other applicable section of law (including ERISA) as now in effect or hereafter amended or adopted and the Regulations issued thereunder.

            (d) If an amendment changes the vesting provisions of the Plan, any Member who has completed a three (3) year Period of Service may elect to have the amount of his Vested benefit determined on the basis of the Plan provisions in effect immediately prior to the effective date of the amendment.

      14.2 Notice. Notice of any amendment, modification, suspension or termination of the Plan shall be given by the Board or the Committee, whichever adopts the amendment, to the other and to the Trustee and all Employers and, where and to the extent required by law, to Members and other interested parties.

      14.3 Plan Termination.

            (a) Upon termination of the Plan, the interest of each Member in his Account shall be nonforfeitable as of the date of such termination, the Employer shall not make any further contributions under the Plan and no amount shall thereafter be payable under the Plan in respect of any Member except as provided in this Article XIV. To the maximum extent permitted by ERISA, transfers, distributions or other dispositions of the assets of the Plan as provided in this Article XIV shall constitute a complete discharge of all liabilities under the Plan. The Committee shall remain in existence and all of the provisions of the Plan that in the opinion of the Committee are necessary for the execution of the Plan and the administration and distribution, transfer or other disposition of the assets of the Plan shall remain in force. After (i) payment of or provision for all expenses and charges of the Plan and appropriate adjustment of all Accounts for such expenses and charges, and (ii) adjustment for profits and losses of the Trust to such termination date, the interest of each Member in service as of the date of such termination in the amount, if any, credited to his Account shall be nonforfeitable as of such date.

            (b) Upon receipt by the Committee of IRS approval of such termination, the full current value of such adjusted amount shall be paid from the Trust to each Member and Former Member, (or, in the event of the death of such Member or Former Member, the Beneficiary thereof) in accordance with
Article VIII. Any such distributions may be made in cash or in property, or both, as the Committee in its sole discretion may direct.

            (c) All determinations, approvals and notifications referred to above shall be in form and substance and from a source satisfactory to counsel for the Plan.

      14.4 Partial Termination. In the event a partial termination (within the meaning of ERISA) of the Plan has occurred then (i) the interest of each Member affected thereby in his Account shall be nonforfeitable as of the date of such partial termination and (ii) the provisions of the Plan which in the opinion of the Committee are necessary for the execution of the Plan and the allocation and distribution of the assets of the Plan shall apply.

      14.5 Successor Plan. No transfer of the Plan's assets and liabilities to a successor employee benefit plan (whether by merger or consolidation with such successor plan or otherwise) shall be made unless each Member would, if either the Plan or such successor plan then terminated, receive a benefit immediately after such transfer which (after taking account of any distributions or payments to them as part of the same transaction) is equal to or greater than the benefit he would have been entitled to receive immediately before such transfer if the Plan had then been terminated. The Committee may also request appropriate indemnification from the employer or employers maintaining such successor plan before making such a transfer.

                                   ARTICLE XV

                       GENERAL LIMITATIONS AND PROVISIONS

      15.1 Investment Risk. Each Member, Former Member and Beneficiary shall assume all risk in connection with any decrease in the value of the assets of the Trust and to the maximum extent permitted by ERISA, the Members' Accounts and neither the Company, the Employer, the Committee nor any other fiduciary or any of their respective agents shall be liable or responsible therefor.

      15.2 Rights of Employer. Nothing contained in the Plan shall give any Employee the right to be retained in the employment of the Company, any Employer or any Affiliate or affect the right of any such Employer to dismiss any Employee. The adoption and maintenance of the Plan shall not constitute a contract between an Employer and any Employee or consideration for, or an inducement to or condition of, the employment of any Employee.

      15.3 Incompetent Payee. If the Committee shall find that any person to whom any amount is payable under the Plan is found by a court of competent jurisdiction to be unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to his Spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Trust therefor.

      15.4 Nonalienation of Benefits.

            (a) Except as provided in Article XI or insofar as may otherwise be required by law or pursuant to the terms of a Qualified Domestic Relations Order, no amount payable at any time under the Plan and the Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan and Trust, or any part thereof, or if by reason of his bankruptcy or other event happening at any time such amount would be made subject to his debts or liabilities or otherwise not enjoyed by him, then the Committee may, in accordance with procedures applied in a uniform and nondiscriminatory manner, direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his Spouse, children or other dependents, or any of them, in such manner and proportion as the Committee may deem proper.

            (b) For purposes of the Plan, a "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a settlement agreement) which has been determined by the Committee, in accordance with procedures established under the Plan, to constitute a qualified domestic relations order within the meaning of Code Section 414(p)(1).

            (c) Notwithstanding the foregoing, a Member's benefits may be offset against an amount that the Member is ordered or required to pay if (i) the order or requirement to pay arises (A) under a judgment of conviction for a crime involving such plan, (B) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation of part 4 of subtitle B of Title I of ERISA or (C) pursuant to a settlement between the Secretary of Labor and the Member, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Member in connection with a violation (or alleged violation) of part 4 of such subtitle by a fiduciary or any other person; (ii) the judgment, order, decree or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Member's benefits provided under the Plan; and (iii) in a case in which the survivor annuity requirements apply with respect to distributions from the Plan to the Member, if the Member has a Spouse at the time at which the offset is to be made, (A) either such Spouse has consented in writing to such offset and such consent is witnessed by a notary public or Plan representative, or an election to waive the right of the Spouse to either a Qualified Joint and Survivor Annuity or a Preretirement Survivor Annuity is in effect, (B) such Spouse is ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of part 4 of such subtitle, or (C) in such judgment, order, decree or settlement, such Spouse retains the right to receive the survivor annuity under a Qualified Joint and Survivor Annuity or a Preretirement Survivor Annuity determined in accordance with section (d) below.

            (d) The survivor annuity described in (c) above shall be determined as if (i) the Member terminated employment on the date of the offset, (ii) there was no offset, (iii) the Plan permitted commencement of benefits only on or after normal retirement age, (iv) the Plan provided only the minimum required qualified joint and survivor annuity and (v) the amount of the qualified Preretirement Survivor Annuity under the Plan is equal to the amount of the survivor annuity payable under the minimum required qualified joint and survivor annuity. For purposes of this section, "minimum required qualified joint and survivor annuity" means the qualified joint and survivor annuity which is the actuarial equivalent of the Member's accrued benefit and under which the survivor annuity is 50% of the amount of the annuity which is payable during the joint lives of the Member and the Spouse.

      15.5 Lost Payee. If the Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, including an alternate payee under a Qualified Domestic Relations Order pursuant to Plan Section 15.4, and if, after three (3) years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Committee or the Employer, and within three (3) months after such mailing such person has not made written claim therefor, the Committee, if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining payments otherwise due to such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the Employer, and upon such cancellation, the Plan and the Trust shall have no further liability there for except that, in the event such person later notifies the Committee of his whereabouts and requests the payment or payments due to him under the Plan, the amount so applied shall be paid to him as provided in Article VIII. An amount forfeited in accordance with this Plan Section 15.5 shall be applied to reduce future Employer contributions to the Plan.

      15.6 Trust Agreement. Any and all rights or benefits accruing to any persons under the Plan shall be subject to the terms of the Trust Agreement which the Company shall enter into with the Trustee.

      15.7 Credit For Prior Service. Upon such terms and conditions as the Committee may approve, and subject to any required IRS approval, benefits may be provided under the Plan to a Member with respect to any period of his prior employment by any organization, and such benefits (and any Period of Service credited with respect to such period of employment under Plan Section 2.41 may be provided for, in whole or in part, by funds transferred, directly or indirectly (including a rollover from an individual retirement account or an individual retirement annuity as described in Code Section 408), to the Trust from an employee benefit plan of such organization which qualified under Code
Section 401(a).


      15.8 Trust as Source of Benefits. Any and all rights or benefits under the Plan shall be subject to the terms of the Trust Agreement which the Company shall enter into with the Trustee. The Trust shall be the sole source of benefits under the Plan and, except as otherwise required by ERISA, the Trustees, the Committee, and their respective agents assume no liability or responsibility for payment of such benefits, and each Member, Former Member, Surviving Spouse, Beneficiary or other person who shall claim the right to any payment under the Plan shall be entitled to look only to the Trust for such payment and shall not have any right, claim or demand therefor against the Employer, the Committee or any member thereof, or any employee or director of the Employer.

      15.9 Credit for Qualified Military Service. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code
Section 414(u).

      15.10 Gender. Whenever used in the Plan the masculine gender includes the feminine gender and the singular includes the plural, unless the context indicates otherwise.

      15.11 Captions. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

      15.12 Governing Law. The Plan and all rights thereunder shall be governed by and construed in accordance with ERISA and the laws of the State of New York.

                                   ARTICLE XVI

                              TOP HEAVY PROVISIONS

      16.1 Top Heavy Plan.

            (a) The Plan will be considered a Top Heavy Plan for any Plan Year if it is determined to be a Top Heavy Plan as of the last day of the preceding Plan Year (the "Determination Date").

            (b) For any Plan Year, the Plan will be a Top Heavy Plan if any of the following conditions exist:

                  (i) The Plan is not part of a Required Aggregation Group or Permissive Aggregation Group and the Top Heavy Ratio for the Plan exceeds 60%.

                  (ii) The Plan is part of a Required Aggregation Group but not part of a Top Heavy Ratio for the Required Aggregation Group exceeds 60%.

                  (iii) The Plan is part of a Required Aggregation Group and a Permissive Aggregation Group and the Top Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

            (c) Notwithstanding any other provision in the Plan, the provisions of this Article XVI shall apply and supersede all other provisions in the Plan during each Plan Year with respect to which the Plan is determined to be a Top Heavy Plan.

      16.2 Definitions. For purposes of this Article XVI and as otherwise used in this Plan, the following terms shall have the meanings set forth below:

            (a) "Valuation Date" means the Determination Date. Member's Account Balance shall be valued on the Valuation Date for purposes of determining the Top Heavy Ratio.

            (b) "Required Aggregation Group" means (i) the group composed of each qualified plan maintained by the Employer or any Affiliate in which at least one Key Employee participates or participated in the Plan Year containing the Determination Date or any of the four preceding Plan Years, regardless of whether the plan has been terminated, and (ii) any other qualified plan maintained by the Company or any Affiliate which enables a plan described in clause (i) during the period tested to meet the requirements of Code Sections 401(a)(4) or 410(b).

            (c) "Permissive Aggregation Group" means the Required Aggregation Group plus any other qualified plan or plans maintained by the Company or any Affiliate which, when considered as a group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410(b).

            (d) "Key Employee" means a "Key Employee" as defined in Code Section 416(i)(1) and (5) and the Regulations thereunder. A "Non-Key Employee" means any employee who is not a Key Employee.

            (e) "Top Heavy Ratio"

                  (i) If the Employer maintains one or more defined contributions plans and the Employer has not maintained any defined benefit plan, which during the 5-year period ending on the Determination Date, has or had accrued benefits, the Top Heavy Ratio for the Plan, or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the 5-year period ending on the Determination Date) and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date), both computed in accordance with Code Section 416 and the Regulations. Both the numerator and denominator of the Top Heavy Ratio shall be increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the Regulations.

                  (ii) If the Employer maintains one or more defined contribution plans and the Employer maintains or has maintained one or more defined benefit plans, which during the 5-year period ending on the Determination Date, has or had any accrued benefits, the Top Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plans for all Key Employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plans for all Members, determined in accordance with (i) above, and the present value of accrued benefits under the defined benefit plans for all Members as of the Determination Date, all determined in accordance with Code Section 416 and the Regulations. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio shall be increased for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

                  (iii) For purposes of (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the Regulations for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Member who is not a Key Employee but who was a Key Employee in a prior year or who has not been credited with at least one Hour of Service at any time during the 5-year period ending on the Determination Date will be disregarded.

                  (iv) The calculation of the Top Heavy Ratio and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code Section 416 and the Regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                  (v) The accrued benefit of a Non-Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

            (f) "Super Top Heavy Plan" means a Top Heavy Plan which would continue to be a Top Heavy Plan if 90% were substituted for 60% each place it appears in the definition of Top Heavy Plan.

      16.3 Minimum Contributions.

            (a) Except as otherwise provided below, the Employer Contributions allocated on behalf of any Member who is a Non-Key Employee (disregarding Basic Salary Contributions and Matching Contributions) shall not be less than the lesser of 3% of such Member's compensation or, if the Employer has no defined benefit plan which designates this Plan to satisfy Code Section 401(a), the largest percentage of Employer contributions, as a percentage of the Key Employee's compensation, allocated on behalf of the Key Employee for that year; provided, however, that if the highest allocation rate to a Key Employee for a Plan Year is less than 3%, Basic Savings Contributions shall be included in determining contributions made on behalf of Key Employees. The minimum allocation shall be determined without regard to any Social Security contribution and shall be made even though, under other Plan provisions, the Member would not otherwise be entitled to receive an allocation for the Plan Year because of the Member's failure to complete the requisite amount of service. For purposes of this Plan Section 16.3, "compensation" means compensation as defined in Regulation Section 1.415-2(d).

            (b) The provisions of (a) above shall not apply to any Member who was not employed by the Employer on the last day of the Plan Year or to any Member to the extent he is covered under any other plan or plans of the Employer and the Employer has provided that the minimum allocation or benefit requirement applicable to Top Heavy plans will be met in such other plan or plans.

            (c) If the Plan is a Super Top Heavy Plan, the allocation of Employer contributions (disregarding Basic Savings Contributions and Matching Contributions) shall, in any Plan Year for any Member who is not a Key Employee, be equal to the lesser of 4% of such Member's compensation or the percentage of compensation for the Key Employee for whom such percentage is the highest for such Plan Year (disregarding Basic Savings Contributions and Matching Contributions).

            (d) For the purpose of this Plan Section 16.3, all defined contribution plans in the Required Aggregation Group shall be treated as a single plan. If the Required Aggregation Group includes both a defined benefit plan and the Plan, a minimum benefit shall be provided in the defined benefit plan and offset by the benefit provided in the Plan.

      16.4 Top Heavy Vesting.

            (a) If the Plan is determined to be a Top Heavy Plan for a Plan Year, then the following vesting schedule shall replace the vesting schedules provided in Plan Section 4.5, unless a Member is vested more rapidly under Plan
Section 4.5:

            Period of Service           Nonforfeitable Interest
            -----------------           -----------------------

            Less than 3 years                      0%
            3 years or more                      100%

            (b) If the Plan is subsequently determined to no longer be a Top Heavy Plan in any Plan Year, then the foregoing vesting schedule shall not apply to contributions credited to a Member's Account on or after the first day of the first Plan Year in which the Plan is no longer Top Heavy; provided however, that any Member with a Period of Service of three (3) or more years may irrevocably elect to have his Account continue to vest in accordance with the vesting schedule provided above in lieu of the vesting schedules provided in Plan
Section 4.5 in accordance with procedures established by the Committee within the election period hereinafter described. The election period shall begin on the date such amendment is adopted or the date such change is effective, as the case may be, and shall end no earlier than the latest of the following dates:

                  (i) The date which is 60 days after the day such amendment is adopted;

                  (ii) The date which is 60 days after the day such amendment or change becomes effective; or

                  (iii) The date which is 60 days after the day the Member is given written notice of such amendment or change by the Committee.

            16.5 Combination of Plans. For each Plan Year that the Plan is a Top Heavy Plan, 1.0 shall be substituted for 1.25 as the multiplicand of the dollar limitation in determining the denominator of the defined benefit plan fraction and of the defined contribution plan fraction for purposes of Plan Section 6.5 and Code Section 415(e).

            16.6 Nonduplication of Benefits. Notwithstanding the foregoing, if, with respect to a Non-Key Employee who in a Plan Year benefits under both a defined contribution and defined benefit plan which are Top Heavy Plans maintained by the Employer, a Top Heavy minimum benefit is provided to such Non-Key Employee for such Plan Year under the defined benefit plan in accordance with Code Section 416(c)(1), then the minimum contribution to this Plan, pursuant to Plan Section 16.3 shall not be required.


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

                    MEMORANDUM TO PLAN SECTIONS 2.41 AND 3.1

      Notwithstanding Plan Sections 2.41 and 3.1, for purposes of eligibility and vesting under the Plan, upon the terms and conditions as determined by the Committee, each individual who becomes an Employee as the result of a transaction between the Company and such individual's predecessor employer shall receive credit for his prior employment with such predecessor employer for purposes of determining his Period of Service and shall be eligible to participate in the Plan as of the date such individual first performs an Hour of Service with the Company.


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